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                                                                    EXHIBIT 5.01

                                 August 31, 2000

Niku Corporation
305 Main Street
Redwood City, California 94063

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by Niku Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about August 31, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 77,671 shares of the Company's Common Stock (the "SHARES") subject to issuance by the Company upon exercise of certain options outstanding as of August 31, 2000 under Registrant's 2000 Equity Incentive Plan, such options issued by Registrant in exchange for options assumed by Registrant in connection with Registrant's acquisition of ABT Corporation.

     In rendering this opinion, we have examined the following:

     (1) the Company's Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 3, 2000;

     (2)  the Company's Amended and Restated Bylaws, amended as of March 6,
          2000;

     (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that are in our possession;

     (4) the Registration Statement, together with the exhibits filed as a part thereof;

     (5) the prospectus prepared in connection with the Registration Statement (the "PROSPECTUS");

     (6) a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a summary report of currently outstanding options and warrants to purchase the Company's capital stock that was prepared by the Company and dated August 30, 2000, verifying the number of such issued and outstanding securities;

     (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares will be, when issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

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     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Shares.

     Based upon the foregoing, it is our opinion that the 77,671 Shares subject to issuance by the Company upon exercise of certain stock options granted under the Company's 2000 Equity Incentive Plan, when issued and sold in accordance with the Plan and stock option or purchase agreements entered into or to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the offer and sale of the Shares and is not to be relied upon for any other purpose.

                                       Very truly yours,

                                       FENWICK & WEST LLP


                                       By: /s/ Jeffrey R. Vetter
                                           ------------------------------
                                           Jeffrey R. Vetter, a partner